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                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        -------------------------------


                                   FORM 8-K



                                CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


- -------------------------------------------------------------------------------

                                                         September 6, 1996
Date of Report (Date of earliest event reported):        (August 29, 1996)
                                                 ------------------------------



                          BOATMEN'S BANCSHARES, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                   MISSOURI
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                 (State or other jurisdiction of incorporation)


            1-3750                                     43-0672260
   ------------------------                 ---------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)



       ONE BOATMEN'S PLAZA, 800 MARKET STREET, ST. LOUIS, MISSOURI 63101
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      (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code:  (314) 466-6000

                               Not Applicable
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         (Former name or former address, if changed since last report)

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ITEMS 1-4.  Not applicable.

ITEM 5.  OTHER EVENTS.

      (a) On August 29, 1996, Boatmen's Bancshares, Inc., a Missouri corporation (the "Company"), and NationsBank Corporation, a North Carolina corporation ("NationsBank"), entered into an Agreement and Plan of Merger, dated as of August 29, 1996 (the "Merger Agreement"). The Merger Agreement provides for the merger ("Merger") of the Company with and into a wholly-owned subsidiary of NationsBank, subject to, among other customary conditions, the affirmative vote of two-thirds of the outstanding voting shares of the Company and various regulatory approvals.

      Pursuant to the Merger Agreement, (i) each outstanding share of Boatmen's common stock, par value $1.00 per share (the "Company Common
Stock"), would be exchanged for 0.6525 share of NationsBank common stock (the "NationsBank Common Stock;" the "Stock Consideration") or, at the election of the holder, cash consideration with respect to all or a portion of such holder's shares of Company Common Stock in a per share amount based upon 0.6525 times the average of the closing sales prices of NationsBank Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions reporting system during a specified period shortly before the anticipated effective date of the Merger (the "Cash Consideration"), and (ii) each outstanding share of Boatmen's preferred stock of each series would be converted into one share of new preferred stock of NationsBank of a new series with substantially identical terms. The aggregate amount of cash available to pay holders who elect the Cash Consideration (including cash paid to dissenting shareholders) may not exceed 40% of the total consideration paid by NationsBank to holders of the Company Common Stock in the Merger; to the extent elections are made for Cash Consideration in excess of such amount, randomly selected holders of the Company's Common Stock who make such election will receive the Stock Consideration.

      The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as
Exhibit 2 and is incorporated herein by reference.

      (b) In connection with the execution of the Merger Agreement, the Company and NationsBank entered into a Stock Option Agreement, dated as of August 29, 1996 (the "Option Agreement"), pursuant to which Boatmen's granted NationsBank with the right to purchase up to 19.9% of the shares of Company Common Stock at a price of $43.375 per share upon the occurrence of certain events described therein relating generally to the acquisition of the Company by a third party. The Option Agreement provides that in no event shall NationsBank realize a total profit (as defined therein) in excess of $250 million from the option issued thereunder.

      The foregoing description is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached hereto as
Exhibit 99(a) and is incorporated herein by reference.

      (c) In connection with the execution of the Merger Agreement, the Company amended its Rights Agreement, dated as of August 14, 1990, as amended as of January 26, 1993 (as amended, the "Rights Agreement"), between the Company and Boatmen's Trust Company, to provide that the Merger and the Option Agreement with NationsBank would not trigger the exercisability of the rights issued under the Rights Agreement.

      The foregoing description is qualified in its entirety by reference to Amendment No. 2 to the Rights Agreement, which is attached hereto as
Exhibit 99(b) and is incorporated herein by reference.

ITEM 6.  Not applicable.

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ITEM 7.    FINANCIAL STATEMENTS
           PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      (a) - (b) Not applicable.

      (c)  Exhibits Required by Item 601 of Regulation S-K:

              2 Agreement and Plan of Merger, by and between Boatmen's Bancshares, Inc. and NationsBank Corporation, dated as of August 29, 1996.

              99(a) Stock Option Agreement, by and between Boatmen's Bancshares,
                    Inc. and NationsBank Corporation, dated as of August 29,
                    1996.

              99(b) Amendment No. 2 to Rights Agreement, between Boatmen's
                    Bancshares, Inc. and Boatmen's Trust Company, dated as of August 29, 1996.

              99(c) Press release issued by NationsBank Corporation and
                    Boatmen's Bancshares, Inc. on August 30, 1996.




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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  September 6, 1996.

                                    BOATMEN'S BANCSHARES, INC.


                                    By:  /s/ James W. Kienker
                                       ----------------------------------------
                                          James W. Kienker
                                          Executive Vice President and
                                          Chief Financial Officer




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

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
- -----------             -----------

2                       Agreement and Plan of Merger, by and between Boatmen's
                        Bancshares, Inc. and NationsBank Corporation, dated as of August 29, 1996.

99(a)                   Stock Option Agreement, by and between Boatmen's
                        Bancshares, Inc. and NationsBank Corporation, dated as of August 29, 1996.

99(b)                   Amendment No. 2 to Rights Agreement, between Boatmen's
                        Bancshares, Inc. and Boatmen's Trust Company, dated as of August 29, 1996.

99(c) Press release issued by NationsBank Corporation and Boatmen's Bancshares, Inc. on August 30, 1996.
